Exhibit d(xvi)

                        INVESTMENT SUBADVISORY AGREEMENT

         AGREEMENT made as of the 2nd day of October, 2006 (the Effective Date) between USAA INVESTMENT MANAGEMENT COMPANY, a corporation organized under the laws of the State of Delaware and having its principal place of business in San Antonio, Texas (IMCO) and CREDIT SUISSE ASSET MANAGEMENT, LLC, a limited liability company organized under the laws of the State of Delaware and having its principal place of business in New York, New York (Credit Suisse).

         WHEREAS, IMCO serves as the investment adviser to USAA Mutual Funds Trust, a statutory trust organized under the laws of the State of Delaware (the Trust) and registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the 1940 Act); and

         WHEREAS, under its Investment Advisory Agreement with the Trust (Investment Advisory Agreement), IMCO is authorized to appoint subadvisers for series of the Trust (each a Fund, or collectively Funds); and

         WHEREAS, IMCO wishes to retain Credit Suisse to render investment advisory services to such Funds (or portions thereof) as now or hereafter may be identified in Schedule A to this Agreement, as such Schedule A may be amended from time to time (each such Fund or portion thereof referred to herein as a Fund Account and collectively as Fund Accounts); and

         WHEREAS, Credit Suisse is willing to provide such services to the Fund Accounts and IMCO upon the terms and conditions and for the compensation set forth below;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, it is agreed between the parties hereto as follows:

1. APPOINTMENT OF CREDIT SUISSE. IMCO hereby appoints Credit Suisse to act as an investment adviser for each Fund Account in accordance with the terms and conditions of this Agreement. Credit Suisse will be an independent contractor and will have no authority to act for or represent the Trust or IMCO in any way or otherwise be deemed an agent of the Trust or IMCO except as expressly authorized in this Agreement or another writing by the Trust, IMCO and Credit Suisse. Credit Suisse accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

2.       DUTIES OF CREDIT SUISSE.

         (A) AUTHORITY TO INVEST. Subject to the control and supervision of IMCO and the Trust's Board of Trustees (the Board), Credit Suisse, at its own expense, shall have full discretion to manage, supervise and direct the investment and reinvestment of Fund Accounts allocated to it by IMCO from time to time. It is understood that a Fund Account may consist of all, a portion of, or none of the assets of the Fund, and that IMCO has the right to allocate and reallocate such assets to a Fund Account at any time. Credit Suisse shall perform its duties described herein in a manner consistent with the investment objective, policies and restrictions set forth in the then current Prospectus and Statement of Additional Information (SAI) for each

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Fund.  Should  Credit Suisse  anticipate  materially  modifying  its  investment process, it must provide written notice in advance to IMCO, and any affected Prospectus and SAI should be amended accordingly.

         For each Fund set forth on Schedule A to this Agreement, Credit Suisse shall provide investment advice only with respect to the discrete portion of the Fund's portfolio allocated to it by IMCO from time to time and shall not consult with any other subadviser of such Fund concerning transactions for the Fund in securities or other assets.

         With respect to the management of each Fund Account pursuant to this Agreement, Credit Suisse shall determine what investments shall be purchased, held, sold or exchanged by each Fund Account and what portion, if any, of the assets of each Fund Account shall be held in cash or cash equivalents, and purchase or sell portfolio securities for each Fund Account; except that, to the extent Credit Suisse wishes to hold cash or cash equivalents in excess of 10% of a Fund Account's assets, Credit Suisse must request in writing and receive advance permission from IMCO.

         In accordance with Subsection (b) of this Section 2, Credit Suisse shall arrange for the execution of all orders for the purchase and sale of securities and other investments for each Fund Account and will exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales, or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales, or other transactions.

         In the performance of its duties, Credit Suisse will act in the best interests of each Fund and will comply with (i) applicable laws and regulations, including, but not limited to, the 1940 Act and the Investment Advisers Act of 1940, as amended (Advisers Act), and the rules under each, (ii) the terms of this Agreement, (iii) the stated investment objective, policies and restrictions of each Fund, as stated in the then-current Registration Statement of each Fund,
(iv) the Trust's compliance procedures and other policies, procedures or guidelines as the Board or IMCO reasonably may establish from time to time, (v) the provisions of the Internal Revenue Code of 1986, as amended (Code), applicable to "regulated investment companies" (as defiPersonNamened in Section 851 of the Code), as from time to time in effect, and (vi) the written instructions of IMCO. Credit Suisse shall establish compliance procedures reasonably calculated to ensure compliance with the foregoing. IMCO shall be responsible for providing Credit Suisse with the Trust's Master Trust Agreement, as amended and supplemented, the Trust's By-Laws and amendments thereto and current copies of the materials specified in Subsections (a)(iii) and (iv) of this Section 2. IMCO shall provide Credit Suisse with prior written notice of any material change to the Trust's Registration Statement that would affect Credit Suisse's management of a Fund Account.

         (B) PORTFOLIO TRANSACTIONS. In connection with the management of the investment and reinvestment of the Fund Accounts' assets, Credit Suisse will select the brokers or dealers that will execute purchase and sale transactions for the Fund Accounts, subject to the conditions herein. In the selection of broker-dealers and the placement of orders for the purchase and sale of portfolio investments for the Fund Accounts, Credit Suisse shall use its best efforts to obtain for the Fund Accounts the best execution available, except to the extent it may be permitted to pay higher

                                                                    Page 2 of 13
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brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain the best execution available, Credit Suisse, bearing in mind each Fund's best interests at all times, shall consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission and dealer's spread or mark-up, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker-dealer involved, the general execution and operational facilities of the broker-dealer and the quality of service rendered by the broker-dealer in other transactions.

         Subject to such policies as the Board may determine and to the extent authorized by Section 28(e) of the Securities Exchange Act of 1934 (Exchange
Act), Credit Suisse shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused a Fund Account to pay a broker-dealer that provides brokerage and research services to Credit Suisse an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer offering equally good execution capability in the portfolio investment would have charged for effecting that transaction if Credit Suisse determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or Credit Suisse's overall responsibilities with respect to the Fund and to other clients of Credit Suisse as to which Credit Suisse exercises investment discretion. The Board or IMCO may direct Credit Suisse to effect transactions in portfolio securities through broker-dealers in a manner that will help generate resources to pay the cost of certain expenses that the Trust is required to pay or for which the Trust is required to arrange payment.

         On occasions when Credit Suisse deems the purchase or sale of a security to be in the best interest of a Fund as well as other clients of Credit Suisse, Credit Suisse, to the extent permitted by applicable laws and regulations, may aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by Credit Suisse in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to its other clients over time.

         Credit Suisse may buy securities for a Fund Account at the same time it is selling such securities for another client account and may sell securities for a Fund Account at the time it is buying such securities for another client account. In such cases, subject to applicable legal and regulatory requirements, and in compliance with such procedures of the Trust as may be in effect from time to time, Credit Suisse may effectuate cross transactions between a Fund Account and such other account if it deems this to be advantageous.

         Credit Suisse will advise the Funds' custodian or such depository or agents as may be designated by the custodian and IMCO promptly of each purchase and sale of a portfolio security, specifying the name of the issuer, the description and amount or number of shares of the security purchased, the market price, the commission and gross or net price, the trade date and settlement date, the identity of the effecting broker or dealer and any other pertinent data that the Funds' custodian may need to settle a security's purchase or sale. Credit Suisse shall not have possession or custody of any Fund's investments. The Trust shall be responsible for all custodial

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agreements  and the payment of all  custodial  charges and fees and, upon Credit
Suisse giving proper instructions to the custodian, Credit Suisse shall have no responsibility or liability for the acts, omissions or other conduct of the custodian, depository, or other agent designated by the custodian and IMCO.

         Notwithstanding the foregoing, Credit Suisse agrees that IMCO shall have the right by written notice to identify securities that may not be purchased on behalf of any Fund and/or brokers and dealers through which portfolio transaction on behalf of the Fund may not be effected, including, without limitation, brokers or dealers affiliated with IMCO. Credit Suisse shall refrain from purchasing such securities for a Fund Account or directing any portfolio transaction to any such broker or dealer on behalf of a Fund Account, unless and until the written approval of IMCO to do so is obtained. In addition, Credit Suisse agrees that it shall not direct portfolio transactions for the Fund Accounts through any broker or dealer that is an "affiliated person" (as that term is defined in the 1940 Act or interpreted under applicable rules and regulations of the Securities and Exchange Commission (the Commission)) of Credit Suisse, except as permitted under the 1940 Act. IMCO agrees that it will provide Credit Suisse with a list of brokers and dealers that are affiliated persons of the Funds, or affiliated persons of such persons, and shall timely update that list as the need arises. The Funds agree that any entity or person associated with IMCO or Credit Suisse that is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Funds that is permitted by Section 11(a) of the Exchange Act, and the Funds consent to the retention of compensation for such transactions.

         (C) EXPENSES. Credit Suisse, at its expense, will furnish all necessary facilities and personnel, including salaries, expenses and fees of any personnel required for them to faithfully perform their duties under this Agreement and administrative facilities, including bookkeeping, and all equipment and services necessary for the efficient conduct of Credit Suisse's duties under this Agreement. However, Credit Suisse shall not be obligated to pay any expenses of IMCO, the Trust or the Funds, including without limitation, interest and taxes, brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments for the Funds and custodian fees and expenses.

         (D) VALUATION. Securities traded on a national securities exchange or the NASDAQ market for which market quotes are readily available are valued on each day the New York Stock Exchange is open for business. For those securities for which market quotes are not readily available, Credit Suisse, at its expense, will provide assistance to IMCO regarding the valuation of securities that are the subject of a significant event, not registered for public sale, not traded on any securities markets, or otherwise deemed illiquid for purposes of the 1940 Act. The parties acknowledge that IMCO is responsible for final pricing determinations and calculations, and that Credit Suisse will take such steps as necessary to assist IMCO in reaching such pricing determinations for Fund Account securities. Credit Suisse also shall monitor for "significant events" that occur after the closing of a market but before the Funds calculate their net asset values and that may affect the valuation of any Fund Account's portfolio securities and shall notify IMCO immediately of the occurrence of any such events.

         (E) REPORTS AND AVAILABILITY OF PERSONNEL. Credit Suisse, at its expense, shall render to the Board and IMCO such periodic and special reports as the Board and IMCO may

                                                                    Page 4 of 13
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reasonably  request  with  respect to matters  relating  to the duties of Credit
Suisse set forth herein. Credit Suisse, at its expense, will make available to the Board and IMCO at reasonable times its portfolio managers and other appropriate personnel in order to review investment policies of the Funds and to consult with the Board and IMCO regarding the investment affairs of the Funds, including economic, statistical and investment matters relevant to Credit Suisse's duties hereunder.

         (F) COMPLIANCE MATTERS. Credit Suisse, at its expense, will provide IMCO with such compliance reports relating to its duties under this Agreement as may be agreed upon by such parties from time to time. Credit Suisse also shall cooperate with and provide reasonable assistance to IMCO, the Trust's administrator, the Trust's custodian and foreign custodians, the Trust's transfer agent and pricing agents and all other agents and representatives of the Trust and IMCO, keep all such persons fully informed as to such matters as they may reasonably deem necessary to the performance of their obligations to the Trust and IMCO, provide prompt responses to reasonable requests made by such persons and maintain any appropriate interfaces with each so as to promote the efficient exchange of information.

         (G) BOOKS AND RECORDS. Credit Suisse will maintain for the Funds all books and records required to be maintained by the Funds pursuant to the 1940 Act and the rules and regulations promulgated thereunder insofar as such records relate to the investment affairs of the Fund Accounts. Pursuant to Rule 31a-3 under the 1940 Act, Credit Suisse agrees that: (i) all records it maintains for a Fund Account are the property of the Fund; (ii) it will surrender promptly to a Fund or IMCO any such records (or copies of such records) upon the Fund's or IMCO's request; and (iii) it will preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records it maintains for any Fund Account. Notwithstanding subsection (ii) above, Credit Suisse may maintain copies of such records to comply with its recordkeeping obligations.

         (H) PROXIES. Unless and until Credit Suisse is otherwise directed by IMCO or the Board, IMCO will vote proxies with respect to a Fund Account's securities and exercise rights in corporate actions or otherwise in accordance with IMCO's proxy voting guidelines.

3. ADVISORY FEE. IMCO shall pay to Credit Suisse as compensation for Credit Suisse's services rendered pursuant to this Agreement a fee based on the average daily net assets of each Fund Account at the annual rates set forth in Schedule B, which schedule can be modified from time to time, subject to any appropriate approvals required by the 1940 Act. Such fees shall be calculated daily and payable monthly in arrears within 15 business days after the end of such month. IMCO (and not the Funds) shall pay such fees. If Credit Suisse shall serve for less than the whole of a month, the compensation as specified shall be prorated based upon the number of calendar days during which this Agreement is in effect during such month, and the fee shall be computed based upon the average daily net assets of a Fund Account for such days.

4.       REPRESENTATIONS AND WARRANTIES.

         (A) CREDIT SUISSE.  Credit Suisse  represents and warrants to IMCO that
(i) the retention of Credit Suisse by IMCO as contemplated by this Agreement is authorized by Credit Suisse's governing documents; (ii) the execution, delivery and performance of this Agreement does not violate any obligation by which Credit Suisse or its property is bound, whether arising by contract, operation of law or otherwise; (iii) this Agreement has been duly authorized by

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appropriate  action of Credit  Suisse and when  executed and delivered by Credit
Suisse will be a legal, valid and binding obligation of Credit Suisse, enforceable against Credit Suisse in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or law); (iv) Credit Suisse is registered as an investment adviser under the Advisers Act; (v) Credit Suisse has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and that Credit Suisse and certain of its
employees,   officers,   partners  and   directors   are  subject  to  reporting
requirements thereunder and, accordingly, agrees that it shall, on a timely basis, furnish a copy of such code of ethics to IMCO, and, with respect to such persons, Credit Suisse shall furnish to IMCO all reports and information provided under Rule 17j-1(c)(2); (vi) Credit Suisse is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (vii) Credit Suisse will promptly notify IMCO of the occurrence of any event that would disqualify Credit Suisse from serving as investment manager of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise; (viii) Credit Suisse has provided IMCO with a copy of its Form ADV, which as of the date of this Agreement is its Form ADV as most recently filed with the SEC, and promptly will furnish a copy of all amendments to IMCO at least annually; (ix) Credit Suisse will notify IMCO of any "assignment" (as defiPersonNamened in the 1940 Act) of this Agreement or change of control of Credit Suisse, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of any Fund Account or senior management of Credit Suisse, in each case prior to or promptly after, such change; and (x) Credit Suisse has adequate disaster recovery and interruption prevention measures to ensure business resumption in accordance with applicable law and within industry standards. Credit Suisse makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Fund, whether on a relative or absolute basis.

          (B) IMCO. IMCO represents and warrants to Credit Suisse that (i) the retention of Credit Suisse by IMCO as contemplated by this Agreement is authorized by the respective governing documents of the Trust and IMCO; (ii) the execution, delivery and performance of each of this Agreement and the Investment Advisory Agreement does not violate any obligation by which the Trust or IMCO or their respective property is bound, whether arising by contract, operation of law or otherwise; (iii) each of this Agreement and the Investment Advisory Agreement has been duly authorized by appropriate action of the Trust and IMCO and when executed and delivered by IMCO will be a legal, valid and binding obligation of the Trust and IMCO, enforceable against the Trust and IMCO in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or law); (iv) IMCO is registered as an investment adviser under the Advisers Act; (v) IMCO has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and that IMCO and certain of its employees, officers and directors are subject to reporting requirements thereunder; (vi) IMCO is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (vii) IMCO will promptly notify Credit Suisse of the occurrence of any event that would disqualify IMCO from serving as investment manager of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise; and
(viii) IMCO and/or its affiliates have adopted and use their best efforts to enforce their policies to identify and prevent investors in the

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Fund from market  timing the purchase and sale of the Fund's  shares or engaging in arbitrage activity to the detriment of long-term investors in the Fund.

5.       LIABILITY AND INDEMNIFICATION.

         (A) CREDIT SUISSE. Credit Suisse shall be liable for any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which the Trust, a Fund, IMCO, any affiliated persons thereof (within the meaning of the 1940 Act) and any controlling persons thereof (as described in Section 15 of the Securities Act of 1933, as amended (the 1933
Act)) (collectively, IMCO Indemnities) may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of (i) any negligence, willful misconduct, bad faith or reckless disregard by Credit Suisse in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact contaiPersonNamened in the Prospectus and SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Funds or the omission to state therein a material fact known to Credit Suisse which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to IMCO or the Trust by Credit Suisse Indemnities (as defiPersonNamened below) for use therein. Credit Suisse shall indemnify and hold harmless the IMCO Indemnities for any and all such losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses); PROVIDED, HOWEVER, that in no case is Credit Suisse's indemnity hereunder deemed to protect a person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in performance of its duties under this Agreement or the Investment Advisory Agreement with the Trust.

         (B) IMCO. IMCO shall be liable for any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which Credit Suisse, any affiliated persons thereof (within the meaning of the 1940 Act) and any controlling persons thereof (as described in Section 15 of the 1933 Act) (collectively, Credit Suisse Indemnities) may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of (i) any negligence, willful misconduct, bad faith or reckless disregard by IMCO in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact contaiPersonNamened in the Prospectus and SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Funds or the omission to state therein a material fact known to IMCO which was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished in writing to IMCO or the Trust. IMCO shall indemnify and hold harmless Credit Suisse Indemnities for any and all such losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses); PROVIDED, HOWEVER, that in no case shall IMCO's indemnity hereunder be deemed to protect a person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties under this Agreement.

6. DURATION AND TERMINATION OF THIS AGREEMENT. This Agreement shall become effective with respect to a Fund upon its execution; provided, however, that this Agreement shall not

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become effective with respect to a Fund unless it has first been approved in the manner required by the 1940 Act and rules thereunder or in accordance with exemptive or other relief granted by the SEC or its staff. This Agreement shall remain in full force and effect continuously thereafter, except as follows:

         (a) By vote of a majority of (i) the Board members who are not "interested persons" (as defined in the 1940 Act) of the Funds, IMCO, or Credit Suisse (Independent Board Members) or (ii) the outstanding voting shares of a Fund, such Fund may at any time terminate this Agreement, without the payment of any penalty, by providing not more than 60 days' written notice delivered or mailed by registered mail, postage prepaid, to IMCO and Credit Suisse.

         (b) This Agreement will terminate automatically with respect to a Fund, without the payment of any penalty, unless within two years after its initial effectiveness and at least annually thereafter, the continuance of the Agreement is specifically approved by (i) the Board or the shareholders of the Fund by the affirmative vote of a majority of the outstanding shares of the Fund, and (ii) a majority of the Independent Board Members, by vote cast in person at a meeting called for the purpose of voting on such approval. If the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance as provided herein, Credit Suisse may continue to serve hereunder in a manner consistent with the 1940 Act and the rules thereunder.

         (c) IMCO may at any time terminate this Agreement with respect to a Fund, without the payment of any penalty, by written notice delivered in person or by facsimile, or mailed by registered mail, postage prepaid, to Credit Suisse. Credit Suisse may at any time, without the payment of any penalty, terminate this Agreement with respect to a Fund by not less than 90 days' written notice delivered or mailed by registered mail, postage prepaid, to IMCO.

         (d) This Agreement automatically and immediately shall terminate with respect to the Funds, without the payment of any penalty, in the event of its assignment (as that term is defined in the 1940 Act or interpreted under applicable rules and regulations of the Commission) or if the Investment Advisory Agreement shall terminate for any reason.

         (e) Any notice of termination served on Credit Suisse by IMCO shall be without prejudice to the obligation of Credit Suisse to complete transactions already initiated or acted upon with respect to a Fund.

         Upon termination of this Agreement, the duties of IMCO delegated to Credit Suisse under this Agreement automatically shall revert to IMCO. Notwithstanding any termination of this Agreement with respect to a Fund, Sections 5, 10(a), 10(e), 11(a), and 11(c) of this Agreement shall remain in effect after any such termination.

7. AMENDMENT OF AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. No material amendment of this Agreement shall be effective until approved in the manner required by the

1940 Act, any rules thereunder or any exemptive or other relief granted by the SEC or its staff (Applicable Law).

8. APPROVAL, AMENDMENT, OR TERMINATION BY INDIVIDUAL FUND. Any approval, amendment, or termination of this Agreement by the holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of any Fund shall be effective to continue, amend or terminate this Agreement with respect to any such Fund notwithstanding (i) that such action has not been approved by the holders of a majority of the outstanding voting securities of any other Fund affected thereby, and/or (ii) that such action has not been approved by the vote of a majority of the outstanding voting securities of the Trust, unless such action shall be required by any applicable law or otherwise.

9. SERVICES NOT EXCLUSIVE. The services of Credit Suisse to IMCO in connection with the Funds hereunder are not to be deemed exclusive, and Credit Suisse shall be free to render investment advisory services to others so long as its services hereunder are not impaired thereby. It is understood that the persons employed by Credit Suisse to assist in the performance of its duties hereunder will not devote their full time to such services and nothing contained herein shall be deemed to limit or restrict in any manner whatsoever the right of Credit Suisse to engage in or devote time and attention to other businesses or to render services of whatever kind or nature. It is understood that IMCO may appoint at any time in accordance with Applicable Law one or more subadvisers, in addition to Credit Suisse, or IMCO itself, to perform investment advisory services to any portion of the Funds.

10. ADDITIONAL AGREEMENTS.

         (A) ACCESS TO INFORMATION. Credit Suisse shall, upon reasonable notice, afford IMCO at all reasonable times access to Credit Suisse's officers, employees, agents and offices and to all its relevant books and records and shall furnish IMCO with all relevant financial and other data and information as requested; provided, however, that nothing contained herein shall obligate Credit Suisse to provide IMCO with access to the books and records of Credit Suisse relating to any other accounts other than the Funds.

         (B) CONFIDENTIALITY. All information and advice furnished by one party to the other party (including their respective officers, employees and authorized representatives) shall be treated confidentially and as proprietary information. Each party will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the other party, which approval shall not be unreasonably withheld and may not be withheld where a party may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the other party.

         (C) PRIVACY POLICY. Credit Suisse acknowledges that nonpublic customer information (as defined in Regulation S-P, including any amendments thereto) of customers of the Funds received from IMCO is subject to the limitations on redisclosure and reuse set forth in Section 248.11 of such Regulation, and agrees such information (i) shall not be disclosed to any third party for any purpose without the written consent of IMCO unless permitted by exceptions set forth in Sections 248.14 or 248.15 of such Regulation and (ii) shall be safeguarded pursuant to procedures adopted under Section 248.30 of such Regulation if so required.

         (D) PUBLIC ANNOUNCEMENTS. No party shall issue any press release or otherwise make any public statements with respect to the matters covered by this Agreement without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld; provided, however, that consent shall not be required if, in the opinion of counsel, such disclosure is required by law; provided further, however, that the party making such disclosure shall provide the other parties hereto with as much prior written notice of such disclosure as is practical under the circumstances.

         (E) NOTIFICATIONS. Credit Suisse agrees that it will promptly notify IMCO in the event that: (i) Credit Suisse becomes or reasonably expects to become the subject of an administrative proceeding or enforcement action by the Commission or other regulatory body with applicable jurisdiction or (ii) to the best of Credit Suisse's knowledge, any affiliate of Credit Suisse becomes or reasonably expects to become the subject of an administrative proceeding or enforcement action by the Commission or other regulatory body with applicable jurisdiction that could reasonably be expected to have a material adverse effect upon the ability of Credit Suisse to perform its duties under this Agreement.

         (F) INSURANCE. Credit Suisse agrees to maintain errors and omissions or professional liability insurance coverage in an amount that is reasonable in light of the nature and scope of Credit Suisse's business activities.

         (G) SHAREHOLDER MEETING AND OTHER EXPENSES. In the event that the Trust shall be required to call a meeting of shareholders or send an information statement or prospectus supplement to shareholders solely due to actions involving Credit Suisse, including, without limitation, a change of control of Credit Suisse or a portfolio manager change, Credit Suisse shall bear all reasonable expenses associated with such shareholder meeting, information statement, or prospectus supplement.

11.      MISCELLANEOUS.

         (A) NOTICES. All notices or other communications given under this Agreement shall be made by guaranteed overnight delivery, telecopy or certified mail; notice is effective when received. Notice shall be given to the parties at the following addresses:

IMCO: USAA Investment Management Company 9800 Fredericksburg Road, A-O3-W San Antonio, Texas 78288
                           Facsimile No.: (210) 498-4022
                           Attention: Securities Counsel

Credit Suisse:             Credit Suisse Asset Management, LLC
                           addressStreet466 Lexington Avenue
                           New York, New York  10017
                           Facsimile No.:  (646) 658-0855
                           Attention:  General Counsel

         (B) SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

         (C) GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of StateplaceTexas, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act. To the extent that the applicable laws of the State of StateplaceTexas conflict with the applicable provisions of the 1940 Act, the latter shall control.

         (D) COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (E)  HEADINGS.   The  captions  in  this  Agreement  are  included  for
convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         (F) ENTIRE AGREEMENT. This Agreement states the entire agreement of the parties hereto, and is intended to be the complete and exclusive statement of the terms hereof. It may not be added to or changed orally, and may not be modified or rescinded except by a writing signed by the parties hereto and in accordance with the 1940 Act.

         IN WITNESS WHEREOF, IMCO and Credit Suisse have caused this Agreement to be executed as of the date first set forth above.

Attest:                                    USAA INVESTMENT MANAGEMENT COMPANY


         /S/MARK S. HOWARD                      /S/CHRISTOPHER W. CLAUS
By:     -----------------------          By:    ------------------------
Name:   Mark S. Howard                   Name:  Christopher W. Claus
Title:  Secretary                               Title:   President


                                                /S/DAVID H. GARRISON
                                         By:    ------------------------
                                         Name:  David H. Garrison
                                         Title: Authorized Signatory



Attest:                                  CREDIT SUISSE ASSET MANAGEMENT, LLC

       /S/JOSEPH CHERIAN                        /S/M. BALDINGER
By:    -----------------------           By:   -------------------------
Name:  Joseph Cherian                    Name:  M. Baldinger
Title: Managing Director                 Title: Managing Director

                                   SCHEDULE A



CORNERSTONE STRATEGY FUND

FIRST START GROWTH FUND

                                   SCHEDULE B

                                      FEES

                     FUND ACCOUNT          RATE PER ANNUM OF THE AVERAGE DAILY
                                           NET ASSET OF THE FUND ACCOUNT


Cornerstone Strategy Fund                                0.15%*
First Start Growth Fund                                  0.15%*




------------------------
* Credit Suisse agrees that it will not seek to increase these fee rates during the period ending October 1, 2010 (the Lock). This Lock does not limit the rights of the Fund's shareholders, the Fund's Board, or IMCO as set forth in
Section 6 of the Agreement ("Duration and Termination of this Agreement").

                                Exhibit d(xviii)

                             SUB-ADVISORY AGREEMENT

         SUB-ADVISORY AGREEMENT (this "Agreement") made as of the 2nd day of October, 2006 (the "Effective Date") between USAA INVESTMENT MANAGEMENT COMPANY, a corporation organized under the laws of the State of Delaware and having its principal place of business in San Antonio, Texas ("IMCO") and DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC., a registered investment adviser organized under the laws of the State of Delaware ("Deutsche").

         WHEREAS, IMCO serves as the investment adviser to USAA Mutual Funds Trust, a statutory trust organized under the laws of the State of Delaware (the "Trust") and registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, under its Investment Advisory Agreement with the Trust (the "Investment Advisory Agreement"), IMCO is authorized to appoint subadvisers for series of the Trust; and

         WHEREAS, IMCO wishes to retain Deutsche to render investment advisory services to such series (or portions thereof) of the Trust as now or hereafter may be identified in Schedule A to this Agreement, as such Schedule A may be amended from time to time (each such series referred to herein as a "Fund" and, collectively, as the "Funds"); and

         WHEREAS, Deutsche is willing to provide such services to the Funds and IMCO upon the terms and conditions and for the compensation set forth below;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, it is agreed between the parties hereto as follows:

1. APPOINTMENT OF DEUTSCHE. IMCO hereby appoints Deutsche to act as sub-adviser for each Fund in accordance with the terms and conditions of this Agreement. Deutsche will be an independent contractor and will have no authority to act for or represent the Trust or IMCO in any way or otherwise be deemed an agent of the Trust or IMCO except as expressly authorized in this Agreement or another writing by the Trust, IMCO and Deutsche. Deutsche accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

2.     DUTIES OF DEUTSCHE.

         (A) AUTHORITY TO INVEST. Subject to the control and supervision of IMCO and the Trust's Board of Trustees (the "Board"), Deutsche, at its own expense, shall have full discretion to manage, supervise and direct the investment and reinvestment of each Fund Account's assets allocated to it by IMCO from time to time. Deutsche shall perform its duties described herein in a manner consistent with the investment objective, policies and restrictions set forth in the then current Prospectus and Statement of Additional Information (SAI) for each Fund (the "Investment Guidelines") (collectively such documents, the "Registration Statement"). Should Deutsche anticipate materially modifying management of a Fund Account's assets, it must provide notice in advance to IMCO, and any affected Prospectus and SAI should be amended accordingly.

         For each Fund set forth on Schedule A to this Agreement, Deutsche shall provide investment advice only with respect to the discrete portion of the Fund's portfolio allocated to it by IMCO from time to time (such portion of such Fund referred to herein as a "Fund Account" and collectively, as the "Fund
Accounts") and shall not consult with any other subadviser of such Fund concerning transactions for the Fund in securities or other assets. It is understood that IMCO has the right to allocate and reallocate such assets to a Fund Account at any time upon written notice to Deutsche.

         With respect to the management of each Fund Account pursuant to this Agreement, Deutsche shall determine what investments shall be purchased, held, sold or exchanged by each Fund Account and what portion, if any, of the assets of each Fund Account shall be held in cash or cash equivalents, and purchase or sell portfolio securities for each Fund Account; except that, to the extent Deutsche wishes to hold cash or cash equivalents in excess of 10% of a Fund Account's assets, Deutsche must request in writing and receive advance permission from IMCO. If Deutsche receives a redemption notice from IMCO or its agents that requires Deutsche to hold cash or cash equivalents in excess of 10%, IMCO will be deemed to have given such permission to Deutsche via the redemption notice. For clarification, positions in futures will not be deemed cash or cash equivalents for purposes of this section.

         In accordance with Subsection (b) of this Section 2, Deutsche shall arrange for the execution of all orders for the purchase and sale of securities and other investments for each Fund Account and will exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales, or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales, or other transactions.

                    Deutsche will manage the Fund  Accounts in  conformity  with
(i) applicable laws and regulations, including, but not limited to, the 1940 Act and the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and the rules under each, (ii) the terms of this Agreement, (iii) the Investment Guidelines of each Fund, as stated in the then-current Registration Statement of each Fund, (iv) the Fund's compliance procedures and other policies, procedures or guidelines as the Board or IMCO reasonably may establish from time to time and provide to Deutsche, (v) the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable to "regulated investment companies" (as defined in Section 851 of the Code), as from time to time in effect, and
(vi) the written instructions of IMCO. Deutsche shall establish compliance procedures reasonably calculated to ensure compliance with the foregoing. For clarification purposes, Deutsche is responsible for compliance with the foregoing with respect to Fund Accounts and not with respect to the Trust and/or any Fund portfolios in the aggregate. IMCO shall be responsible for promptly providing Deutsche with the Trust's Master Trust Agreement, as amended and supplemented, the Trust's By-Laws and amendments thereto and current copies of the materials specified in Subsections (a)(iii) and (iv) of this Section 2. IMCO shall provide Deutsche with prior written notice of any material change to the Registration Statement that would affect Deutsche's management of any Fund Account.

                  (B) PORTFOLIO TRANSACTIONS. In connection with the management of the investment and reinvestment of the Fund Accounts' assets, Deutsche will select the brokers or dealers that will execute purchase and sale transactions for the Fund Accounts, subject to the conditions herein. In the selection of broker-dealers and the placement of orders for the purchase and sale of portfolio investments for the Fund Accounts, Deutsche shall use its reasonable best efforts to obtain for the Fund Accounts the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its reasonable best efforts to obtain the most favorable price and execution available, Deutsche, shall consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission and dealer's spread or mark-up, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker-dealer involved, the general execution and operational facilities of the broker-dealer and the quality of service rendered by the broker-dealer in other transactions.

         Subject to such policies as the Board may determine from time to time (which policies, if any, and any amendments thereto shall be provided promptly to Deutsche) and to the extent authorized by Section 28(e) of the Securities Exchange Act of 1934 (the "Exchange Act"), Deutsche shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused a Fund Account to pay a broker-dealer that provides brokerage and research services to Deutsche an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer offering equally good execution capability in the portfolio investment would have charged for effecting that transaction if Deutsche determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or Deutsche's overall responsibilities with respect to the Fund and to other clients of Deutsche as to which Deutsche exercises investment discretion. The Board or IMCO may (subject to Deutsche's internal policies regarding directed brokerage) direct Deutsche to effect transactions in portfolio securities through broker-dealers in a manner that will help generate resources to pay the cost of certain expenses that the Trust is required to pay or for which the Trust is required to arrange payment. Deutsche may use for the benefit of its other clients, or make available to companies affiliated with Deutsche or to its directors for the benefit of its clients, any such brokerage and research services that Deutsche obtains from brokers or dealers with respect to the Fund Accounts.

         On occasions when Deutsche deems the purchase or sale of a security to be in the best interest of a Fund as well as other clients of Deutsche, Deutsche, to the extent permitted by applicable laws and regulations, may aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by Deutsche in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Funds and to its other clients over time.

         Deutsche may buy securities for a Fund Account at the same time it is selling such securities for another client account and may sell securities for a Fund Account at the time it is buying such securities for another client account. In such cases, subject to applicable legal and regulatory requirements, and in compliance with such procedures of the Trust as may be in effect from time to time, Deutsche may effectuate cross transactions between a Fund Account and such other account if it deems this to be advantageous.

         Deutsche will advise the Funds' custodian or such depository or agents as may be designated by the custodian and IMCO promptly of each purchase and sale of a portfolio security, specifying the name of the issuer, the description and amount or number of shares of the security purchased, the market price, the commission and gross or net price, the trade date and settlement date, the identity of the effecting broker or dealer and any other pertinent data that the Funds' custodian may need to settle a security's purchase or sale. Deutsche shall not have possession or custody of any Fund's investments. The Trust shall be responsible for all custodial agreements and the payment of all custodial charges and fees and, upon Deutsche giving proper instructions to the custodian, Deutsche shall have no responsibility or liability for the acts, omissions or other conduct of the custodian, depository, or other agent designated by the custodian and IMCO.

         Notwithstanding the foregoing, Deutsche agrees that IMCO shall have the right by written notice to identify securities that may not be purchased on behalf of any Fund and/or brokers and dealers through which portfolio transaction on behalf of the Fund may not be effected, including, without limitation, brokers or dealers affiliated with IMCO. Deutsche shall refrain from purchasing such securities for a Fund Account or directing any portfolio transaction to any such broker or dealer on behalf of a Fund Account, unless and until the written approval of IMCO to do so is obtained. In addition, Deutsche agrees that it shall not direct portfolio transactions for the Fund Accounts through any broker or dealer that is an "affiliated person" (as that term is defined in the 1940 Act or interpreted under applicable rules and regulations of the Commission) of Deutsche, except as permitted under the 1940 Act. IMCO agrees that it will provide Deutsche with a list of brokers and dealers that are affiliated persons of the Funds, or affiliated persons of such persons, and shall timely update that list as the need arises. IMCO represents and warrants that the Funds agree that any entity or person associated with IMCO or Deutsche that is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Funds that is permitted by
Section 11(a) of the Exchange Act and Rule 11a2-2(T) thereunder, and the Funds consent to the retention of compensation for such transactions.

         (C) EXPENSES. Deutsche, at its expense, will furnish all necessary facilities and personnel, including salaries, expenses and fees of any personnel required for them to faithfully perform their duties under this Agreement and administrative facilities, including bookkeeping, and all equipment and services necessary for the efficient conduct of Deutsche's duties under this Agreement (excluding determination of net asset value and shareholder accounting services). However, Deutsche shall not be obligated to pay any expenses of IMCO, the Trust or the Funds, including without limitation, interest and taxes, brokerage commissions and other costs in connection with the purchase, sale or ownership of securities or other investment instruments for the Funds and custodian fees and expenses.

         (D) VALUATION. Securities traded on a national securities exchange or the NASDAQ market for which market quotes are readily available are valued on each day the New York Stock Exchange is open for business. For those securities for which market quotes are not readily available, Deutsche, at its expense, will provide assistance to IMCO regarding the valuation of securities that are the subject of a significant event, not registered for public sale, not traded on any securities markets, or otherwise deemed illiquid for purposes of the 1940 Act. The parties acknowledge that IMCO is responsible for final pricing determinations and calculations, and that Deutsche will take such reasonable steps as necessary to assist IMCO in reaching such pricing determinations for Fund Account securities. Deutsche also shall monitor for "significant events" that: (i) occur after the close of the primary markets on which any Fund Account's portfolio securities trade but before the pricing of a Fund and (ii) may affect the valuation of any Fund Account's portfolio securities. Deutsche shall notify IMCO immediately in the event Deutsche determines that a significant event has occurred.

         (E) REPORTS AND AVAILABILITY OF PERSONNEL. Deutsche, at its expense, shall render to the Board and IMCO such periodic and special reports as the Board and IMCO may reasonably request with respect to matters relating to the duties of Deutsche set forth herein. Deutsche, at its expense, will make available to the Board and IMCO at reasonable times its portfolio managers and other appropriate personnel in order to review investment policies of the Funds and to consult with the Board and IMCO regarding the investment affairs of the Funds, including economic, statistical and investment matters relevant to Deutsche's duties hereunder.

         (F) COMPLIANCE MATTERS. Deutsche, at its expense, will provide IMCO with such compliance reports relating to its duties under this Agreement as may be agreed upon by such parties from time to time. Deutsche also shall cooperate with and provide reasonable assistance to IMCO, the Trust's administrator, the Trust's custodian and foreign custodians, the Trust's transfer agent and pricing agents and all other agents and representatives of the Trust and IMCO, keep all such persons fully informed as to such matters as they may reasonably deem necessary to the performance of their obligations to the Trust and IMCO, provide prompt responses to reasonable requests made by such persons and maintain any appropriate interfaces with each so as to promote the efficient exchange of information.

         (G) BOOKS AND RECORDS. Deutsche will maintain for the Funds all books and records required to be maintained by the Funds pursuant to the 1940 Act and the rules and regulations promulgated thereunder insofar as such records relate to the investment affairs of the Fund Accounts. Pursuant to Rule 31a-3 under the 1940 Act, Deutsche agrees that: (i) all records it maintains for a Fund Account are the property of the Fund; (ii) it will surrender promptly to a Fund or IMCO any such records (or copies of such records) upon the Fund's or IMCO's request; and (iii) it will preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records it maintains for any Fund Account. Notwithstanding subsection (ii) above, Deutsche may maintain copies of such records to comply with its recordkeeping obligations.

         (H) PROXIES. Unless and until Deutsche is otherwise directed by IMCO or the Board, IMCO will vote proxies with respect to a Fund Account's securities and exercise rights in corporate actions or otherwise in accordance with IMCO's proxy voting guidelines.

3. ADVISORY FEE. IMCO shall pay to Deutsche as compensation for Deutsche's services rendered pursuant to this Agreement a fee based on the average daily net assets of each Fund Account at the annual rates set forth in Schedule B, which schedule can be modified from time to time, subject to any appropriate approvals required by the 1940 Act. Such fees shall be calculated daily and payable monthly in arrears within 15 business days after the end of such month. IMCO (and not the Funds) shall pay such fees. If Deutsche shall serve for less than the whole of a month, the compensation as specified shall be prorated based upon the number of calendar days during which this Agreement is in effect during such month, and the fee shall be computed based upon the average daily net assets of a Fund Account for such days.

4.     REPRESENTATIONS AND WARRANTIES.

         (A) REPRESENTATIONS AND WARRANTIES OF DEUTSCHE. Deutsche hereby represents and warrants to IMCO that (i) the retention of Deutsche by IMCO as contemplated by this Agreement is authorized by Deutsche's governing documents;
(ii) the execution, delivery and performance of this Agreement does not violate any obligation by which Deutsche or its property is bound, whether arising by contract, operation of law or otherwise; (iii) this Agreement has been duly authorized by appropriate action of Deutsche and when executed and delivered by Deutsche will be a legal, valid and binding obligation of Deutsche, enforceable against Deutsche in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or law); (iv) Deutsche is registered as an investment adviser under the Advisers Act; (v) Deutsche has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and that Deutsche and certain of its employees, officers, partners and directors are subject to reporting requirements thereunder and, accordingly, agrees that it shall, on a timely basis, furnish a copy of such code of ethics to IMCO, and, with respect to such persons, Deutsche shall furnish to IMCO all reports and information provided under Rule 17j-1(c)(2); (vi) Deutsche is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (vii) Deutsche will promptly notify IMCO of the occurrence of any event that would disqualify Deutsche from serving as investment manager of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise; (viii) Deutsche has provided IMCO with a copy of its Form ADV, which as of the date of this Agreement is its Form ADV as most recently filed with the SEC, and will furnish a copy of all amendments thereto to IMCO annually; (ix) Deutsche will notify IMCO of any "assignment" (as defined in the 1940 Act) of this Agreement or change of control of Deutsche, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of any Fund Account or senior management of Deutsche, in each case prior to or promptly after, such change; and (x) Deutsche has adequate disaster recovery and interruption prevention measures to ensure business resumption in accordance with applicable law and within industry standards. Deutsche makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Fund, whether on a relative or absolute basis.

         (B) REPRESENTATIONS AND WARRANTIES OF IMCO. IMCO hereby represents and warrants to Deutsche that (i) the retention of Deutsche by IMCO as contemplated by this

Agreement is authorized by the respective governing documents of the Trust and IMCO; (ii) the execution, delivery and performance of each of this Agreement and the Investment Advisory Agreement does not violate any obligation by which the Trust or IMCO or their respective property is bound, whether arising by contract, operation of law or otherwise; (iii) each of this Agreement and the Investment Advisory Agreement has been duly authorized by appropriate action of the Trust and IMCO and when executed and delivered by IMCO will be a legal, valid and binding obligation of the Trust and IMCO, enforceable against the Trust and IMCO in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or law); (iv) IMCO is registered as an investment adviser under the Advisers Act; (v) IMCO has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and that IMCO and certain of its employees, officers and directors are subject to reporting requirements thereunder; (vi) IMCO is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (vii) IMCO will promptly notify Deutsche of the occurrence of any event that would disqualify IMCO from serving as investment manager of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise; and (viii) IMCO and/or its affiliates have adopted and use their best efforts to enforce their policies to identify and prevent investors in the Fund from market timing the purchase and sale of the Fund's shares or engaging in arbitrage activity to the detriment of long-term investors in the Fund; and (ix) except as Deutsche has been informed in writing to the contrary and except as otherwise provided in the Funds' respective Registration Statement and the Funds' respective Investment Guidelines that have been provided to Deutsche on or prior to the date hereof, there are no restrictions which would prevent or limit investment of assets of the Funds in any manner whatsoever and that if any such restriction should be effected, Deutsche shall be promptly informed in writing as to the nature and extent of any such restriction.

         (C) COVENANTS AND AGREEMENTS OF IMCO. IMCO hereby covenants and agrees that:

                   (i) as a condition of the provision of services by Deutsche hereunder, IMCO shall provide to Deutsche such documents as Deutsche may require as evidence of IMCO's authority to enter into this Agreement, and will forthwith advise Deutsche of any variation of or supplements to such documents relevant to the authority of IMCO to enter into this Agreement;

                   (ii) IMCO shall promptly notify Deutsche if there is any change to the Investment Guidelines of any Fund and will provide such other relevant information as Deutsche may from time to time reasonably require in order to fulfill its legal, regulatory and contractual obligations under or in connection with this Agreement. IMCO acknowledges that a failure to provide such information may adversely affect the quality of the services that Deutsche may provide; and

                   (iii) IMCO has delivered to Deutsche a true and complete copy of each Fund's Registration Statement as well as all applicable procedures adopted by the Board and will promptly provide Deutsche with any and all amendments to these documents.

5.     LIABILITY AND INDEMNIFICATION.

         Neither Deutsche nor any of its affiliates or their respective officers, directors, employees, agents, or legal representatives (collectively, "Related Persons") of Deutsche shall be liable for any error of judgment or mistake of law, or for any losses, damages, costs, charges, liabilities or expenses (including, but not limited to, reasonable counsel fees and expenses) (collectively, "Damages") suffered or incurred by any Fund or any affiliated persons thereof (within the meaning of the 1940 Act) and any controlling persons thereof (as described in Section 15 of the Securities Act of 1933, as amended (the 1933 Act)) in connection with the matters to which this Agreement relates; PROVIDED that, except as set forth in the succeeding paragraph, no provision of this Agreement shall be deemed to protect Deutsche or any of its Related Persons against any liability to which it might otherwise be subject by reason of any willful misfeasance, bad faith or negligence of Deutsche or its Related Persons or the reckless disregard by Deutsche of its obligations and duties (each of the foregoing acts is hereby referred to as a "Culpable Act") under this Agreement.

         Neither Deutsche nor any of its Related Persons shall be liable for any error of judgment or mistake of law, or for any Damages suffered by IMCO or any affiliated persons thereof (within the meaning of the 1940 Act) and any controlling persons thereof (as described in Section 15 of the 1933 Act) in connection with the matters to which this Agreement relates; provided that this provision shall not be deemed to protect Deutsche or its Related Persons against any liability to which it might otherwise be subject by reason of any Culpable Act by Deutsche or its Related Persons.

         IMCO shall indemnify Deutsche and its Related Persons and hold them harmless from and against any and all actions, suits or claims whether groundless or meritorious, and from and against any and all Damages arising directly or indirectly out of or in connection with the performance of services by Deutsche or its Related Persons hereunder unless such Damages result from any Culpable Act of Deutsche or any of its Related Persons.

         Deutsche shall indemnify IMCO and its Related Persons from and against any Damages arising directly or indirectly out of or in connection with the performance of services by IMCO or its Related Persons in respect of the Funds to the extent such Damages result from any Culpable Act of Deutsche or any of its Related Persons.

          6. DURATION AND TERMINATION OF THIS AGREEMENT. This Agreement shall become effective with respect to a Fund upon its execution by all parties hereto; PROVIDED, HOWEVER, that this Agreement shall not become effective with respect to a Fund unless it has first been approved in the manner required by the 1940 Act and rules thereunder or in accordance with exemptive or other relief granted by the SEC or its staff. This Agreement shall remain in full force and effect continuously thereafter, except as follows:

         (a) By vote of a majority of (i) the Board members who are not "interested persons" (as defined in the 1940 Act) of the Funds, IMCO or Deutsche ("Independent Board Members") or (ii) the outstanding voting shares of a Fund, such Fund may at any time terminate this

Agreement, without the payment of any penalty, by providing not less than 60 days' written notice delivered or mailed by registered mail, postage prepaid, to IMCO and Deutsche.

         (b) This Agreement will terminate automatically with respect to a Fund, without the payment of any penalty, unless within two years after its initial effectiveness and at least annually thereafter, the continuance of the Agreement is specifically approved by (i) the Board or the shareholders of the Fund by the affirmative vote of a majority of the outstanding shares of the Fund, and (ii) a majority of the Independent Board Members, by vote cast in person at a meeting called for the purpose of voting on such approval. If the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance as provided herein, Deutsche may continue to serve hereunder in a manner consistent with the 1940 Act and the rules thereunder.

         (c) IMCO may at any time terminate this Agreement with respect to a Fund, without the payment of any penalty, by written notice delivered in person or by facsimile, or mailed by registered mail, postage prepaid, to Deutsche. Deutsche may at any time, without the payment of any penalty, terminate this Agreement with respect to a Fund by not less than 90 days' written notice delivered or mailed by registered mail, postage prepaid, to IMCO. The parties agree that if Deutsche terminates this Agreement in accordance with this provision, Deutsche shall not be liable for any expenses, including expenses related to updating disclosure or shareholder vote.

         (d) This Agreement automatically and immediately shall terminate with respect to the Funds, without the payment of any penalty, in the event of its assignment (as that term is defined in the 1940 Act or interpreted under applicable rules and regulations of the Commission) or if the Investment Advisory Agreement shall terminate for any reason.

         (e) Any notice of termination served on Deutsche by IMCO shall be without prejudice to the obligation of Deutsche to complete transactions already initiated or acted upon with respect to a Fund.

         Upon termination of this Agreement, the duties of IMCO delegated to Deutsche under this Agreement automatically shall revert to IMCO. Notwithstanding any termination of this Agreement with respect to a Fund, Sections 2(c), 3, 5, 10(a), 10(e), 11(a), and 11(c) of this Agreement shall remain in effect after any such termination.

7. AMENDMENT OF AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by each party hereto. No material amendment of this Agreement shall be effective until approved in the manner required by the 1940 Act, any rules thereunder or any exemptive or other relief granted by the SEC or its staff (Applicable Law).

8. APPROVAL, AMENDMENT, OR TERMINATION BY INDIVIDUAL FUND. Any approval, amendment, or termination of this Agreement by the holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of any Fund shall be effective to continue, amend or terminate this Agreement solely with respect to such Fund notwithstanding (i) that such action has not been approved by the holders of a majority of the outstanding voting securities of any other Fund affected thereby, and/or (ii) that such action has not been approved by the vote of a majority of the outstanding voting securities of the Trust, unless such action shall be required by any applicable law or otherwise.

9. SERVICES NOT EXCLUSIVE. IMCO understands, and has advised the Board, that the services of Deutsche to IMCO in connection with the Funds hereunder are not exclusive, and Deutsche shall be free to render investment advisory services to other clients and it is agreed that Deutsche may give advice and take action with respect to such other clients or for its own account or for the account of any of its affiliates or for the accounts of any of their clients (collectively, "Other Accounts") which may differ from the advice or the timing or nature of action taken with respect to the Fund Accounts. Furthermore, Deutsche shall have no obligation to purchase or sell, or to recommend for purchase or sale for the Fund Accounts any security or instrument which Deutsche or any of its affiliates may purchase or sell for Other Accounts. IMCO understands, and has advised the Board, that the persons employed by Deutsche to assist in the performance of its duties hereunder will not devote their full time to such services and nothing contained herein shall be deemed to limit or restrict in any manner whatsoever the right of Deutsche to engage in or devote time and attention to other businesses or to render services of whatever kind or nature. It is understood that IMCO may appoint at any time in accordance with Applicable Law one or more subadvisers, in addition to Deutsche, or IMCO itself, to perform investment advisory services to any portion of the Funds.

10. CONFLICTS OF INTEREST. It is understood that trustees, officers, agents and beneficial owners of the Trust are or may be interested in Deutsche as trustees, officers, partners or otherwise; that employees, agents and partners of Deutsche are or may be interested in the Trust as trustees, officers, beneficial owners or otherwise; that Deutsche may be interested in the Trust; and that the existence of any such dual interest shall not affect the validity hereof or of any transactions hereunder except as otherwise provided in this Agreement or Declaration of Trust of the Trust or by specific provision of applicable law.

11. ADDITIONAL AGREEMENTS.

         (A) ACCESS TO INFORMATION. Deutsche shall, upon reasonable notice, afford IMCO at all reasonable times access to Deutsche's officers, employees, agents and offices and to all its relevant books and records and shall furnish IMCO with all relevant financial and other data and information as requested; provided, however, that nothing contained herein shall obligate Deutsche to provide IMCO with access to the books and records of Deutsche relating to any other accounts other than the Funds.

         (B) CONFIDENTIALITY. All information and advice furnished by one party to the other party (including their respective officers, employees and authorized representatives) shall be treated confidentially and as proprietary information. Each party will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the other party, which approval shall not be unreasonably withheld and may not be withheld where a party may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the other party.

         (C) PRIVACY POLICY. Deutsche acknowledges that nonpublic customer information (as defined in Regulation S-P, including any amendments thereto) of customers of the Funds received from IMCO is subject to the limitations on redisclosure and reuse set forth in Section 248.11 of such Regulation, and agrees such information (i) shall not be disclosed to any third party for any purpose without the written consent of IMCO unless permitted by exceptions set forth in Sections 248.14 or
248.15 of such Regulation and (ii) shall be safeguarded pursuant to procedures adopted under Section 248.30 of such Regulation if so required.

         (D) PUBLIC ANNOUNCEMENTS. No party shall issue any press release or otherwise make any public statements with respect to the matters covered by this Agreement without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld; provided, however, that consent shall not be required if, in the opinion of counsel, such disclosure is required by law; provided further, however, that the party making such disclosure shall provide the other parties hereto with as much prior written notice of such disclosure as is practical under the circumstances.

         (E) NOTIFICATIONS. Deutsche agrees that it will promptly notify IMCO in the event that: (i) Deutsche becomes or reasonably expects to become the subject of an administrative proceeding or enforcement action by the Commission or other regulatory body with applicable jurisdiction or (ii) to the best of Deutsche's knowledge, any affiliate of Deutsche becomes or reasonably expects to become the subject of an administrative proceeding or enforcement action by the Commission or other regulatory body with applicable jurisdiction that could reasonably be expected to have a material adverse effect upon the ability of Deutsche to perform its duties under this Agreement..

         (F) INSURANCE. Deutsche agrees to maintain errors and omissions or professional liability insurance coverage in an amount that is reasonable in light of the nature and scope of Deutsche's business activities.

         (G) SHAREHOLDER MEETING AND OTHER EXPENSES. In the event that the Trust shall be required to call a meeting of shareholders or send an information statement or prospectus supplement to shareholders solely due to actions involving Deutsche, including, without limitation, a change of control of Deutsche or a portfolio manager change, Deutsche shall bear all reasonable expenses associated with such shareholder meeting, information statement, or prospectus supplement.

12.    MISCELLANEOUS.

         (A) NOTICES. All notices or other communications given under this Agreement shall be made by guaranteed overnight delivery, telecopy or certified mail; notice is effective when received. Notice shall be given to the parties at the following addresses:

IMCO: USAA Investment Management Company 9800 Fredericksburg Road, A-O3-W San Antonio, Texas 78288
                           Facsimile No.: (210) 498-4022
                           Attention: Securities Counsel

Deutsche:                  Deutsche Asset Management
                           345 Park Avenue

                           26th Floor
                           New York, NY 10154;
                           Attention: Paul McKiernan
                           Mailstop NYC20-2636

                           with a copy to:

                           Legal Department
                           Deutsche Asset Management
                           345 Park Avenue
                           16th Floor
                           New York, NY 10154,
                           Attention: Documentation Specialist,
                           Mailstop NYC20-1651

         (B) SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

         (C) GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of StateplaceTexas, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act. To the extent that the applicable laws of the State of StateplaceTexas conflict with the applicable provisions of the 1940 Act, the latter shall control.

         (D) COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (E)  HEADINGS.   The  captions  in  this  Agreement  are  included  for
convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         (F) Entire Agreement. This Agreement states the entire agreement of the parties hereto, and is intended to be the complete and exclusive statement of the terms hereof. It may not be added to or changed orally, and may not be modified or rescinded except by a writing signed by the parties hereto and in accordance with the 1940 Act.

         IN WITNESS WHEREOF, IMCO and Deutsche have caused this Agreement to be executed as of the date first set forth above.

Attest:                                     USAA INVESTMENT MANAGEMENT
COMPANY

By:     /s/ Mark S. Howard                  By:   /s/ Christopher W. Claus
       -----------------------------------        ----------------------------
Name:  Mark S. Howard                       Name:  Christopher W. Claus
Title: Secretary                            Title: President



                                            By:   /s/ David H. Garrison
                                                  ---------------------------
                                            Name:  David H. Garrison
                                            Title: Authorized Signatory



Attest:                                     DEUTSCHE INVESTMENT MANAGEMENT
                                            AMERICAS INC.


By:                                         By:  /s/ Elizabeth Zieglmeier
     ---------------------------------           -----------------------------
Name:                                       Name: Elizabeth Zieglmeier
Title:                                      Title: Manangin Director


                                            By:  /s/ Cynthia Nestle
                                                 -----------------------------
                                            Name: Cynthia Nestle
                                            Title: Managing Director

                                   SCHEDULE A


BALANCED STRATEGY FUND

                                   SCHEDULE B

                                      FEES

                     FUND ACCOUNT           Rate per annum of the average daily
                                            net assets of the Fund Account
                                            ------------------------------------

            Balanced Strategy Fund          0.15%*


-------------------------
  * Deutsche agrees that it will not seek to increase this fee rate during the period ending October 1, 2010 (the "Lock"). This Lock does not limit the rights of the Fund's shareholders, the Fund's Board, or IMCO as set forth in Section 6 of the Agreement ("Duration and Termination of this Agreement").

                                 EXHIBIT d(xix)

                                 AMENDMENT NO. 2
                       TO INVESTMENT SUBADVISORY AGREEMENT

            AMENDMENT NO. 2 made as of the 2nd day of October 2006, to the Investment Subadvisory Agreement made as of the 1st day of August 2006, as amended, between USAA INVESTMENT MANAGEMENT COMPANY, a corporation organized under the laws of the State of Delaware and having its principal place of business in San Antonio, Texas (IMCO) and BATTERYMARCH FINANCIAL MANAGEMENT, INC., a corporation organized under the laws of the State of Maryland and having its principal place of business in Boston, Massachusetts (Batterymarch), with respect to services provided to series of USAA Mutual Funds Trust (the Trust).

            IMCO and Batterymarch agree to modify and amend the Investment Subadvisory Agreement described above (Agreement) as follows:

            1. APPLICABLE FUNDS. IMCO hereby appoints Batterymarch as an investment subadviser of the USAA World Growth and USAA Emerging Markets Funds on the terms and conditions set forth in the Agreement and terminates Batterymarch as an investment subadviser of the USAA First Start Growth Fund.

            2. SCHEDULE A. Schedule A to the Agreement, setting forth the Funds of the Trust for which Batterymarch is appointed as an investment subadviser, is hereby replaced in its entirety by Schedule A attached hereto.

            3. SCHEDULE B. Schedule B to the Agreement, setting forth the fees payable to Batterymarch with respect to each Fund, is hereby replaced in its entirety by Schedule B attached hereto.

            4.  RATIFICATION.   Except  as  modified  and  amended  hereby,  the
Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, IMCO and Batterymarch have caused this Amendment No. 2 to be executed as of the date first set forth above.

Attest:                                 USAA INVESTMENT MANAGEMENT COMPANY


By:   /s/ Mark S. Howard               By:    /s/ Christopher W. Claus
      ----------------------------          -------------------------------
Name: Mark S. Howard                   Name:    Christopher W. Claus
Title: Secretary                       Title:   President

                                       By    /s/ David H. Garrison
                                            -------------------------
                                       Name:    David H. Garrison
                                       Title:   Authorized Signatory

Attest:                                BATTERYMARCH FINANCIAL MANAGEMENT, INC.


By:   /s/ Philip E. Channen             By:   /s/ Francis Tracy
   ---------------------------------         ---------------------------------
Name:    Philip E. Channen              Name:  Francis Tracy
Title:   Assistant Secretary            Title: President & CFO

                                   SCHEDULE A



FUND                                    EFFECTIVE DATE

CAPITAL GROWTH FUND                     AUGUST 1, 2006

CORNERSTONE STRATEGY FUND               AUGUST 1, 2006

SMALL CAP STOCK FUND                    AUGUST 1, 2006

WORLD GROWTH FUND                       OCTOBER 2, 2006

EMERGING MARKETS FUND                   OCTOBER 2, 2006

                                   SCHEDULE B

                                      FEES


            FUND ACCOUNT               RATE PER ANNUM OF THE AVERAGE DAILY NET
                                       ASSETS OF THE FUND ACCOUNTS


Capital Growth Fund, Cornerstone       0.25% on the first $250 million of assets
Strategy Fund, and World Growth
Fund*                                  0.21% on assets over $250 million and up
                                       to $500 million

                                       0.17% on assets over $500 million


Small Cap Stock Fund                   0.50%


Emerging Markets Fund**                0.80% on the first $100 million of assets

                                       0.75% on assets over $100 million and
                                       up to $600 million

                                       0.60% on assets over $600 million


----------------------------

* Batterymarch agrees that it will not seek to increase this fee rate during the period ending November 30, 2009 (the Lock). This Lock does not limit the rights of a Fund's shareholders, a Fund's Board, or IMCO as set forth in Section 6 of the Agreement ("Duration and Termination of this Agreement").

** Batterymarch agrees that it will not seek to increase this fee rate during the period ending October 1, 2010 (the Emerging Markets Lock). This Emerging Markets Lock does not limit the rights of a Fund's shareholders, a Fund's Board, or IMCO as set forth in Section 6 of the Agreement ("Duration and Termination of this Agreement").


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